Exhibit 3.2

BYLAWS

OF

NIC INC.

(a Delaware corporation)

Dated as of April 21, 2021, as amended

Pursuant to Section 2.5(b) of that certain Agreement and Plan of Merger, dated as of February 9, 2021, by and among Tyler Technologies, Inc., Topos Acquisition, Inc., and NIC Inc., adopted, at the effective time of the merger described therein, on April 21, 2021, as the Bylaws of NIC Inc. as the surviving corporation of such merger, and as amended pursuant thereto to change the name of the corporation set forth herein from “Topos Acquisition, Inc.” to “NIC Inc.” and with certain additional changes approved by the Board of Directors.

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ARTICLE VI NOTICES		8
6.1.	Type of Notice	8
6.2.	Waiver of Notice	9
6.3.	When Notice Unnecessary	9

ARTICLE VII OFFICERS		9
7.1.	General	9
7.2.	Election or Appointment	9
7.3.	Salaries of Elected Officers	9
7.4.	Term	10
7.5.	Chairman of the Board; Vice Chairman of the Board	10
7.6.	President	10
7.7.	Vice Presidents	10
7.8.	Assistant Vice Presidents	11
7.9.	Secretary	11
7.10.	Assistant Secretaries	11
7.11.	Treasurer	11
7.12.	Assistant Treasurers	12
7.13.	Controller	12
7.14.	Assistant Controllers	12

ARTICLE VIII INDEMNIFICATION		12
8.1.	Indemnification; Generally	12
8.2.	Indemnification in Actions by Third Parties	13
8.3.	Indemnification in Derivative Actions.	13
8.4.	Indemnification for Expenses	13
8.5.	Determination of Right to Indemnification	14
8.6.	Advancement of Expenses.	14
8.7.	Non-Exclusivity	14
8.8.	Insurance	14
8.9.	Vesting of Rights	15
8.10.	Definitions	15
8.11.	Partial Indemnification	16

ARTICLE IX CERTIFICATES REPRESENTING STOCK		16
9.1.	Right to Certificate	16
9.2.	Facsimile Signatures	17
9.3.	New Certificates	17
9.4.	Transfers	17
9.5.	Record Date	17
9.6.	Registered Stockholders	18

ARTICLE X GENERAL PROVISIONS		18
10.1.	Dividends	18
10.2.	Reserves	18
10.3.	Annual Statement	18
10.4.	Checks	18

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10.5.	Fiscal Year	18
10.6.	Corporate Seal	19

ARTICLE XI AMENDMENTS		19
11.1.	Amendments	19

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ARTICLE I
OFFICES

1.1.      Registered Office. The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware.

1.2.     Other Offices. The Corporation may also have offices at such other place or places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

2.1.      Time and Place of Meetings. All meetings of the stockholders for the election of directors shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. In lieu of holding a meeting of stockholders (whether annual or for any other purpose) at a designated place, the Board of Directors may, in its sole discretion, determine that the meeting shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt.

2.2.      Annual Meetings. Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

2.3.      Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by order of the Board of Directors and shall be called by the Chairman of the Board, the President, or the Secretary at the request in writing of the holders of not less than ten percent (10%) of the voting power represented by all the shares issued, outstanding, and entitled to be voted at the proposed special meeting, unless the Certificate of Incorporation provides for a different percentage, in which event such provision of the Certificate of Incorporation shall govern. Such request shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.4.      Written Notice of Meetings. Written notice of the annual meeting, stating the place (if any), date, and hour of the meeting, shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of the meeting. Written notice of a special meeting, stating the place (if any), date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of the meeting.

2.5.      Electronic Notice of Meetings. Any notice of a meeting to stockholders given by the Corporation shall be effective if given by a form of electronic transmission to which the stockholder to whom or which the notice is given has consented. Notice given by a form of electronic transmission to which the stockholder has consented shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of that specific posting, upon the later of that posting and the giving of that separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary, or of the transfer agent or other agent of the Corporation, that a notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

2.6.      Quorum. Except as otherwise provided by statute or the Certificate of Incorporation, the holders of stock having a majority of the voting power of the stock entitled to be voted thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice (other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting) until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.7.     Organization. At each meeting of the stockholders, the Chairman of the Board or the President, determined as provided in Article VII of these Bylaws, or if those officers shall be absent therefrom, another officer of the Corporation chosen as chairman present in person or by proxy and entitled to vote thereat, or if all the officers of the Corporation shall be absent therefrom, a stockholder holding of record shares of stock of the Corporation so chosen, shall act as chairman of the meeting and preside thereat. The Secretary, or if he shall be absent from such meeting or shall be required pursuant to the provisions of this Section 2.7 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

2.8.      Voting. Except as otherwise provided in the Certificate of Incorporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation on the date fixed pursuant to the provisions of Section 9.5 of these Bylaws as the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held directly or indirectly by the Corporation, shall not be entitled to vote. Any vote by stock of the Corporation may be given at any meeting of the stockholders by the stockholder entitled thereto, in person or by his proxy appointed by an instrument in writing subscribed by such stockholder or by his attorney thereunto duly authorized and delivered to the Secretary of the Corporation or to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy shall provide for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. At all meetings of the stockholders, all matters, except where other provision is made by law, the Certificate of Incorporation, or these Bylaws, shall be decided by the vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or so directed by the chairman of the meeting, the vote thereat on any question other than the election or removal of directors need not be by written ballot. Upon a demand of any such stockholder for a vote by written ballot on any question or at the direction of such chairman that a vote by written ballot be taken on any question, such vote shall be taken by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted. A written ballot shall include, if authorized by the Board of Directors, a ballot submitted by electronic transmission if any such electronic transmission either sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder.

2.9.     Participation and Voting by Remote Communication. If authorized by the Board of Directors in accordance with these Bylaws and applicable law, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders, whether such meeting is held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.10.    List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent appointed by the Board of Directors, to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before said meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the stockholders’ meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder of record who shall be present thereat. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder of record during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the stockholders’ meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

2.11.    Inspectors of Votes. At each meeting of the stockholders, the chairman of such meeting may appoint two Inspectors of Votes to act thereat, unless the Board of Directors shall have theretofore made such appointments. Each Inspector of Votes so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector of Votes at such meeting with strict impartiality and according to the best of his ability. Such Inspectors of Votes, if any, shall take charge of the ballots, if any, at such meeting and, after the balloting thereat on any question, shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof. An Inspector of Votes need not be a stockholder of the Corporation, and any officer of the Corporation may be an Inspector of Votes on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.

2.12.   Actions Without a Meeting. Except as prohibited or restricted by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereat were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed, and dated for the purposes of these Bylaws, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. Any consent by means of electronic transmission shall be deemed to have been signed on the date on which it was transmitted. In the event that the Board shall have instructed the officers of the Corporation to solicit the vote or written consent of the stockholders of the Corporation, an electronic transmission of a stockholder’s written consent given pursuant to such solicitation may be delivered to the Secretary or the President of the Corporation or to a person designed by the Secretary of the President. The Secretary of the President of the Corporation or a designee of the Secretary of the President shall cause any such written consent by electronic transmission to be reproduced in paper form and inserted into the corporate records.

ARTICLE III
BOARD OF DIRECTORS

3.1.      Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which shall have and may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation, or these Bylaws directed or required to be exercised or done by the stockholders.

3.2.      Number, Qualification, and Term of Office. The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors, but in no case shall the number of directors be less than one (1). Directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Sections 3.4 and 3.5, and each director elected shall hold office until the annual meeting next after his election and until his successor is duly elected and qualified, or until his death or retirement or until he resigns or is removed in the manner hereinafter provided. Directors shall be elected by a plurality of the votes of the stock present in person or represented by proxy and entitled to vote on the election of directors at any annual or special meeting of stockholders.

3.3.     Resignations. Any director may resign at any time by giving notice, in writing or by electronic transmission, of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Secretary. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.4.     Removal of Directors. Any director may be removed, either with or without cause, at any time, by the affirmative vote of a majority in voting interest of the stockholders of record of the Corporation entitled to vote at an election of directors.

3.5.     Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the annual meeting next after their election and until their successors are elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

ARTICLE IV
MEETINGS OF THE BOARD OF DIRECTORS

4.1.     Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

4.2.     Annual Meetings. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver by all of the directors.

4.3.      Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

4.4.     Special Meetings; Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or the Secretary on seventy-two (72) hours’ notice to each director, either personally or by telephone or by mail, facsimile, electronic mail, or other form of electronic transmission; special meetings shall be called by the Chairman of the Board, the President, or the Secretary in like manner and on like notice on the written request of any director. Notice of any such meeting need not be given to any director, however, if waived by him in writing or by facsimile, electronic mail, or other form of electronic transmission, or if he shall be present at such meeting.

4.5.      Quorum and Manner of Acting. At all meetings of the Board of Directors, a majority of the directors at the time in office (but not less than one-third of the whole Board of Directors) shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation, or by any Voting Agreement to which the Company is bound. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

4.6.     Actions Without a Meeting. Unless prohibited or restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or the electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or the committee. Such filing shall be in paper form if the minutes of proceedings are maintained in paper form and shall be in electronic form if the minutes of proceedings are maintained in electronic form.

4.7.      Presence at Meetings by Means of Communications Equipment. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting conducted pursuant to this Section 4.7 shall constitute presence in person at such meeting.

4.8.     Remuneration. Unless otherwise expressly provided by resolution adopted by the Board of Directors, none of the directors shall, as such, receive any stated remuneration for his services; but the Board of Directors may at any time and from time to time by resolution provide that specified compensation shall be paid or provided to any director of the Corporation, either as his annual remuneration as such director or member of any committee of the Board of Directors or as remuneration for his attendance at each meeting of the Board of Directors or any such committee. The Board of Directors may also likewise provide that the Corporation shall reimburse each director for any expenses paid by him on account of his attendance at any meeting. Nothing in this Section 4.8 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

ARTICLE V
COMMITTEES OF DIRECTORS

5.1.    Executive Committee; How Constituted and Powers. The Board of Directors may in its discretion designate an Executive Committee consisting of one or more of the directors of the Corporation. Subject to the provisions of Section 141 of the Delaware General Corporation Law, the Certificate of Incorporation, and these Bylaws, the Executive Committee shall have and may exercise, when the Board of Directors is not in session, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have the power to fill vacancies in the Board of Directors, the Executive Committee, or any other committee of directors, or to elect or approve officers of the Corporation. The Executive Committee shall have the power and authority to authorize the issuance of common stock and grant and authorize options and other rights with respect to such issuance. The Board of Directors shall have the power at any time, by resolution passed by a majority of the whole Board of Directors, to change the membership of the Executive Committee, to fill all vacancies in it, or to dissolve it, either with or without cause.

5.2.      Organization. The Chairman of the Executive Committee, to be selected by the Board of Directors, shall act as chairman at all meetings of the Executive Committee and the Secretary shall act as secretary thereof. In case of the absence from any meeting of the Executive Committee of the Chairman of the Executive Committee or the Secretary, the Executive Committee may appoint a chairman or secretary, as the case may be, of the meeting.

5.3.     Meetings. Regular meetings of the Executive Committee, of which no notice shall be necessary, may be held on such days and at such places, within or without the State of Delaware, as shall be fixed by resolution adopted by a majority of the Executive Committee and communicated in writing to all its members. Special meetings of the Executive Committee shall be held whenever called by the Chairman of the Executive Committee or a majority of the members of the Executive Committee then in office. Notice of each special meeting of the Executive Committee shall be given by mail, facsimile, electronic mail, or other form of electronic transmission or be delivered personally or by telephone to each member of the Executive Committee not later than the day before the day on which such meeting is to be held. Notice of any such meeting need not be given to any member of the Executive Committee, however, if waived by him in writing or by facsimile, electronic mail, or other form of electronic transmission, or if he shall be present at such meeting; and any meeting of the Executive Committee shall be a legal meeting without any notice thereof having been given, if all the members of the Executive Committee shall be present thereat. Subject to the provisions of this Article V, the Executive Committee, by resolution adopted by a majority of the whole Executive Committee, shall fix its own rules of procedure.

5.4.     Quorum and Manner of Acting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Executive Committee.

5.5.     Other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more other committees consisting of one or more directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise, subject to the provisions of Section 141 of the Delaware General Corporation Law, and the Certificate of Incorporation and these Bylaws, the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

5.6.     Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of the Executive Committee or any other committee, who may replace any absent or disqualified member at any meeting of the committee, or if none be so appointed, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

5.7.     Minutes of Committees. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.

ARTICLE VI
NOTICES

6.1.    Type of Notice. Whenever, under the provisions of any applicable statute, the Certificate of Incorporation, or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail (postage prepaid), or by facsimile, electronic mail, or other means of electronic transmission (if the director or stockholder so consents, as necessary, in accordance with the Delaware General Corporation Law), addressed or transmitted to such director or stockholder at such address, or in accordance with such form of electronic transmission specified by the director or stockholder for that purpose, as appears on the books and records of the Corporation. Any such notice to be given by mail shall be deemed to be given at the time when the same shall be deposited, postage prepaid, in the United States mail. Any notice to be given by facsimile, electronic mail, or other means of electronic transmission shall be deemed to be given, with respect to a stockholder, at the time specified in Section 2.5 of these Bylaws and, with respect to a director, at the time when first transmitted by the method of communication permitted by Article IV of these Bylaws. Nothing in this Section 6.1 limits any manner of notice permitted by Article IV of the Bylaws.

6.2.    Waiver of Notice. Whenever any notice is required to be given under the provisions of any applicable statute, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto, and transmission of a waiver of notice by a director or stockholder by mail, facsimile, electronic mail, or other form of electronic transmission may also constitute such a waiver.

6.3.     When Notice Unnecessary. Whenever, under the provisions of the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws, any notice is required to be given to any stockholder, such notice need not be given to the stockholder if:

(a)        notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or

(b)       all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period, have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated. The preceding provisions of this Section 6.3 shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

ARTICLE VII
OFFICERS

7.1.     General. The elected officers of the Corporation shall be a President and a Secretary. The Board of Directors may also elect or appoint a Chairman of the Board, Vice Chairman of the Board, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers, and such other officers and agents as may be deemed necessary or advisable from time to time, all of whom shall also be officers. Two or more offices may be held by the same person.

7.2.     Election or Appointment. The Board of Directors at its annual meeting shall elect or appoint, as the case may be, the officers to fill the positions designated in or pursuant to Section 7.1. Officers of the Corporation may also be elected or appointed, as the case may be, at any other time.

7.3.      Salaries of Elected Officers. The salaries of all elected officers of the Corporation shall be fixed by the Board of Directors.

7.4.     Term. Each officer of the Corporation shall hold his office until his successor is duly elected or appointed and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors or the Executive Committee may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled by the Board of Directors or the appropriate committee thereof.

7.5.      Chairman of the Board; Vice Chairman of the Board. The Chairman of the Board, if one be elected, shall be the chief executive officer of the Corporation (uncles a named Chief Executive Officer shall otherwise be elected) and shall preside when present at all meetings of the Board of Directors and, with the approval of the President, may preside at meetings of the stockholders. He shall advise and counsel the President and other officers of the Corporation, and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors. A Vice Chairman of the Board, if one be elected, shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors and otherwise perform the duties of the Chairman of the Board.

7.6.      President. In the absence of a Chairman of the Board, the President shall be the ranking and chief executive officer of the Corporation and shall have the duties and responsibilities, and the authority and power, of the Chairman of the Board. The President shall be the chief operating officer of the Corporation and, subject to the provisions of these Bylaws, shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. He shall preside, when present, at all meetings of stockholders, except when the Chairman of the Board presides with the approval of the President and as may otherwise be provided by statute, and, in the absence of any other person designated thereto by these Bylaws, at all meetings of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors and the stockholders are carried into effect. He shall have general authority to execute bonds, deeds, and contracts in the name of the Corporation and affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the President; and, in general, to exercise all the powers and authority usually appertaining to the chief operating officer of a corporation, except as otherwise provided in these Bylaws.

7.7.      Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

7.8.      Assistant Vice Presidents. In the absence of a Vice President or in the event of his inability or refusal to act, the Assistant Vice President (or in the event there shall be more than one, the Assistant Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of that Vice President, and shall perform such other duties and have such other powers as the Board of Directors, the President, or the Vice President under whose supervision he is appointed may from time to time prescribe.

7.9.    Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall keep and account for all books, documents, papers, and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation.

7.10.    Assistant Secretaries. In the absence of the Secretary or in the event of his inability or refusal to act, the Assistant Secretary (or, if there shall be more than one, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the President, or the Secretary may from time to time prescribe.

7.11.    Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall be under the supervision of the Vice President in charge of finance, if one is so designated, and he shall perform such other duties as may be prescribed by the Board of Directors, the President, or any such Vice President in charge of finance.

7.12.    Assistant Treasurers. The Assistant Treasurer or Assistant Treasurers shall assist the Treasurer, and in the absence of the Treasurer or in the event of his inability or refusal to act, the Assistant Treasurer (or in the event there shall be more than one, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the President, or the Treasurer may from time to time prescribe.

7.13.    Controller. The Controller, if one is appointed, shall have supervision of the accounting practices of the Corporation and shall prescribe the duties and powers of any other accounting personnel of the Corporation. He shall cause to be maintained an adequate system of financial control through a program of budgets and interpretive reports. He shall initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum efficiency and economy. If required, he shall prepare a monthly report covering the operating results of the Corporation. The Controller shall be under the supervision of the Vice President in charge of finance, if one is so designated, and he shall perform such other duties as may be prescribed by the Board of Directors, the President, or any such Vice President in charge of finance.

7.14.    Assistant Controllers. The Assistant Controller or Assistant Controllers shall assist the Controller, and in the absence of the Controller or in the event of his inability or refusal to act, the Assistant Controller (or, if there shall be more than one, the Assistant Controllers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Controller and perform such other duties and have such other powers as the Board of Directors, the President, or the Controller may from time to time prescribe.

ARTICLE VIII
INDEMNIFICATION

8.1.    Indemnification; Generally. In addition to and without limiting the rights to indemnification and advancement of expenses specifically provided for in the other Sections of this Article VIII, the Corporation shall indemnify and advance expenses to each person who is or was a director or officer of the Corporation or is or was a director or officer of the Corporation serving at the Corporation’s request as a director, officer, employee or agent of any Other Enterprise to the full extent permitted by the laws of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment).

8.2.      Indemnification in Actions by Third Parties. The Corporation shall indemnify each person who has been or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation or is or was a director or officer of the Corporation serving at the Corporation’s request as a director, officer, employee or agent of any Other Enterprise against all liabilities and expenses, including without limitation judgments, fines and amounts paid in settlement (provided that such settlement and all amounts paid in connection therewith are approved in advance by the Corporation using the procedures set forth in Section 8.5 of these Bylaws, which approval shall not be unreasonably withheld or delayed), attorneys’ fees, ERISA excise taxes or penalties, fines and other expenses actually and reasonably incurred by such person in connection with such action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful; provided, however, that the Corporation shall not be required to indemnify or advance expenses to any such person or persons seeking indemnification or advancement of expenses in connection with an action, suit or proceeding initiated by such person including, without limitation, any cross- claim or counterclaim initiated by such person, other than a proceeding in accordance with Section 8.5 below, unless the initiation of such action, suit or proceeding was authorized by the Board of Directors of the Corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that such person’s conduct was unlawful.

8.3.      Indemnification in Derivative Actions. The Corporation shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation or is or was a director or officer of the Corporation serving at the Corporation’s request as a director, officer, employee or agent of any Other Enterprise against all expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification under this Section 8.3 shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which the action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

8.4.      Indemnification for Expenses. Notwithstanding the other provisions of this Article VIII, to the extent a person who is or was serving as a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of any Other Enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 8.2 and Section 8.3 of these Bylaws (including the dismissal of any such action, suit or proceeding without prejudice), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

8.5.     Determination of Right to Indemnification. Prior to indemnifying a person pursuant to the provisions of Sections 8.1, 8.2 and 8.3 of these Bylaws, unless ordered by a court and except as otherwise provided by Section 8.4 of these Bylaws, the Corporation shall determine that such person has met the specified standard of conduct entitling such person to indemnification as set forth under Sections 8.1, 8.2 and 8.3 of these Bylaws. Any determination that a person shall or shall not be indemnified under the provisions of Sections 8.1, 8.2 and 8.3 of these Bylaws shall be made (a) by majority vote of the directors who were not parties to the action, suit or proceeding, even though less than a quorum, (b) by a committee of such disinterested directors designated by majority vote of such disinterested directors, even though less than a quorum, (c) if there are no such disinterested directors, or if such disinterested directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders, and such determination shall be final and binding upon the Corporation; provided, however, that in the event such determination is adverse to the person or persons to be indemnified hereunder, such person or persons shall have the right to maintain an action in any court of competent jurisdiction against the Corporation to determine whether or not such person has met the requisite standard of conduct and is entitled to such indemnification hereunder. If such court action is successful and the person or persons shall be determined to be entitled to such indemnification, such person or persons shall be reimbursed by the Corporation for all fees and expenses (including attorneys’ fees) actually and reasonably incurred in connection with any such action (including, without limitation, the investigation, defense, settlement or appeal of such action).

8.6.    Advancement of Expenses. Expenses (including attorneys’ fees) actually and reasonably incurred by a person who may be entitled to indemnification hereunder in defending an action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification by the Corporation.

8.7.      Non-Exclusivity. The indemnification and advancement of expenses provided by this Article VIII shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may have or hereafter acquire under any statute, the Certificate of Incorporation, these Bylaws, any agreement, the vote of stockholders or disinterested directors, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the Corporation may have to make additional indemnifications with respect to the same or different persons or classes of person. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise specifically provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and estate of such a person.

8.8.    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the Corporation’s request as a director, officer, employee or agent of any Other Enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII.

8.9.     Vesting of Rights. The rights to indemnification and to the advancement of expenses conferred upon indemnitees in this Article VIII (a) shall be contract rights based upon good and valuable consideration, pursuant to which an indemnitee may bring suit as if the provisions of this Article VIII were set forth in a separate written contract between the indemnitee and the Corporation, (b) are intended to be retroactive and shall be available with respect to action or omission to act occurring prior to the adoption of this Article VIII, (c) shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation or to serve at the request of the Corporation as a director, officer, employee or agent of any Other Enterprise, and shall inure to the benefit of the indemnitee’s heirs, executors and administrators, and (d) shall be deemed to have fully vested at the time the indemnitee first assumes his or her position as an officer or director of the Corporation. No amendment, alteration or repeal of this Article VIII shall adversely affect any right of an indemnitee or his or her heirs, executors or administrators with respect to any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal, and regardless of whether any action, suit or proceeding is brought before or after the indemnitee has ceased to be a director or officer of the Corporation or ceased to serve at the request of the Corporation as a director, officer, employee or agent of any Other Enterprise.

8.10.    Definitions. For the purposes of this Article VIII, references to:

(a)      The “Corporation” shall, if and only if the Board of Directors shall determine, include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify the directors or officers of the constituent corporation and the directors and officers of the constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of any Other Enterprise, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such Corporation serving at the request of such constituent corporation as a director, officer, employee or agent of any Other Enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

(b)       “Other Enterprise” or “Other Enterprises” shall include without limitation any other corporation, partnership, limited liability company, joint venture, trust or employee benefit plan;

(c)       “director, officer, employee or agent of any Other Enterprise” shall include any person performing similar functions with respect to such Other Enterprise, whether incorporated or unincorporated;

(d)       “fines” shall include any excise taxes assessed against a person with respect to an employee benefit plan;

(e)       “defense” shall include investigations of any threatened, pending or completed action, suit or proceeding as well as appeals thereof and shall also include any defensive assertion of a cross-claim or counterclaim;

(f)       “serving at the request of the Corporation” shall include any service as a director or officer of a corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and

(g)       “not opposed to the best interests of the Corporation” as referred to in this Article VIII, shall include with respect to any employee benefit plan, actions in good faith and in a manner reasonably believed to be in or not opposed to the interests of the participants and beneficiaries of an employee benefit plan.

For purposes of this Article VIII, unless the Board of Directors of the Corporation shall determine otherwise, any director or officer of the Corporation who shall serve as a director, officer, employee or agent of any Other Enterprise of which the Corporation, directly or indirectly, is a stockholder or creditor, or in which the Corporation is in any way interested, shall be presumed to be serving as such director, officer, employee or agent at the request of the Corporation. In all other instances where any director or officer of the Corporation shall serve as a director, officer, employee or agent of any Other Enterprise, if it is not otherwise established that such person is or was serving as such director, officer, employee or agent at the request of the Corporation, the Board of Directors of the Corporation shall determine whether such person is or was serving at the request of the Corporation, and it shall not be necessary to show any prior request for such service, which determination shall be final and binding on the Corporation and the person seeking indemnification.

8.11.    Partial Indemnification. Without limiting the generality of the foregoing, if any person who is or was serving as a director or officer of the Corporation, or any person who is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of any Other Enterprise, is entitled under any provision of this Article VIII to indemnification by the Corporation for some or a portion of the judgments, amounts paid in settlement, attorneys’ fees, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, fines or other expenses actually and reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding), whether civil, criminal, administrative, investigative or appellate, but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion thereof to which such person is entitled.

ARTICLE IX
CERTIFICATES REPRESENTING STOCK

9.1.    Right to Certificate. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the President, or a Vice President and by the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights.

9.2.     Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

9.3.     New Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate.

9.4.     Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, it shall be the duty of the Corporation, subject to any proper restrictions on transfer, to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

9.5.     Record Date. The Board of Directors may fix in advance a date, not preceding the date on which the resolution fixing the record date is adopted and

(a)       not more than 60 days nor less than 10 days preceding the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof,

(b)       not more than 10 days after the date on which the resolution fixing the record date is adopted, as a record date in connection with obtaining a consent of the stockholders in writing to corporate action without a meeting, or

(c)       not more than 60 days before the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, conversion, or exchange of capital stock shall go into effect, or the date on which any other lawful action shall be taken, as the record date for determining the stockholders entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock or other lawful action of the Corporation, and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof (provided, however, that the Board of Directors may fix a new record date for an adjourned meeting), or to give such consent, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

9.6.     Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not provided by the laws of the State of Delaware.

ARTICLE X
GENERAL PROVISIONS

10.1.    Dividends. Dividends upon the capital stock of the Corporation, if any, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors (but not any committee thereof) at any regular meeting or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

10.2.    Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

10.3.    Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

10.4.    Checks. All checks or demands for money and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time prescribe.

10.5.    Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

10.6.   Corporate Seal. The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its organization, and the word “Delaware.” If the Board of Directors approves a seal, the seal may be used by causing it or a facsimile thereof to be impressed, affixed, or otherwise reproduced.

ARTICLE XI
AMENDMENTS

11.1.    Amendments. These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or the Board of Directors or at any special meeting of the stockholders or the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new Bylaws be contained in the notice of such special meeting.